EXHIBIT 99.1

Manhattan Scientifics Announces Expansion of Executive Team at Its Senior Scientific Subsidiary

Dec 30, 2014

OTC Disclosure & News Service

Manhattan Scientifics, Inc. (OTCQB:MHTX) is recruiting a seasoned executive to oversee Senior Scientific’s next stage of product development for its MRX diagnostic technology for the early detection of cancer. The new President and COO candidate under consideration, has a strong background in the life sciences and experience in diagnostic medical product development. The new President/COO will be responsible for expanding the collaborations in place with the MD Anderson Cancer Center in Houston and The University of New Mexico Health Sciences Center, Albuquerque, to help further develop this technology.

Additional details will be made public when the contract is finalized and executed. Gerald Grafe, current president of Senior Scientific, will remain with the Company to focus on strategic relationships and intellectual property issues. Edward R. Flynn, PhD, founder of Senior Scientific, will remain as Chief Scientist.

Gerald Grafe, current president of Senior Scientific, said, “The time has come to expand our business from early stages of technology development to demonstrating the ultimate value. For this, we need the leadership of an experienced executive with a history of accomplishment in medical market product development. Fortunately, we have identified an excellent candidate, and we expect to be able to announce his appointment in the near future.”

Manny Tsoupanarias, CEO of Manhattan Scientifics, said, “We are grateful for the leadership that Gerald Grafe has given Senior Scientific over the past several years. He has moved the Company significantly forward in a number of critical areas. We are pleased that he will remain a key member of the team as we seek to move into a new stage of development. We believe the Company’s future is highly promising and we are quite excited about our future."

Marvin Maslow, founder of Manhattan Scientifics, said, “Over the past few years, Gerald and Dr. Flynn have provided the leadership to build on Dr. Flynn’s serious foundation work, establishing the Company’s technology base with nanoparticle manufacturing and multiple instruments; our collaboration with MD Anderson and the UNM Health Sciences Center and Cancer Center, including the delivery of an MRX diagnostic instrument; our ever-expanding intellectual property portfolio; and our interaction with early investors. We look forward to updating investors about our new president and COO."

About Manhattan Scientifics, Inc.

Manhattan Scientifics Inc. is located in New Mexico, New York and Montreal, is focused on the commercialization of disruptive technologies in the nano-medicine space. It has achieved several critical milestones in the development of its proprietary technology for the very early detection of cancer. The company is also at work with its licensed NYSE "partner" to commercialize medical prosthetics applications for its patented ultra-fine-grain nanotechnology metals.

About Senior Scientific LLC

Senior Scientific, LLC (www.seniorscientific.com) is a New Mexico Company with research facilities located at the University of New Mexico Science and Technology Park in Albuquerque, New Mexico and longstanding relationships with the University of New Mexico Health Sciences Center, the Los Alamos National Laboratories, and the Center for Integrated Nanotechnology (CINT) at Sandia National Laboratory. The Company’s focus is in the emerging field of molecular imaging and nanobiotechnology for the early detection and localization of cancer and other human diseases, and is the leader in a technology called Nanomagnetic Relaxometry. Its proprietary technologies and methods employ magnetic nanoparticles targeted towards cells associated with cancer and other diseases, and detect those cells tagged with magnetic nanoparticles through sophisticated magnetic sensors.

Forward-looking statement

This press release contains forward-looking statements, which are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected in such forward-looking statements. Management at Manhattan Scientifics believes that purchase of its shares should be considered to be at the high end of the risk spectrum. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly update or revise any forward-looking statements.